STATE OF DELAWARE

CERTIFICATE OF DISSOLUTION

OF

CYTEIR THERAPEUTICS, INC.

Pursuant to Section 275 of the Delaware General Corporation Law

This Certificate of Dissolution of Cyteir Therapeutics, Inc. (the “Corporation”) is being duly executed and filed by the undersigned, as an authorized officer of the Corporation, under the Delaware General Corporation Law (8 Del. C. 1953, § 275) (as amended from time to time, the “DGCL”).

It is hereby certified that:

FIRST. The name of the Corporation is “Cyteir Therapeutics, Inc.”

SECOND. The dissolution of the Corporation has been duly authorized by the Board of Directors of the Corporation and stockholders of the Corporation in accordance with subsections (a) and (b) of Section 275 of the DGCL.

THIRD. The date the dissolution was authorized is November 16, 2023.

FOURTH. The names and addresses of the directors and officers of the Corporation appear on Exhibit A attached hereto and made a part hereof.

FIFTH. The date of filing of the Corporation’s original Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware was the 4th day of June, 2012.

SIXTH: This Certificate of Dissolution shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Dissolution this 20th day of March, 2024.

CYTEIR THERAPEUTICS, INC.

By:_/s/ Markus Renschler, M.D.__

Name: Markus Renschler, M.D.

Title: President and Chief Executive Officer

Cyteir Therapeutics, Inc. Certificate of Dissolution

EXHIBIT A

TO

CYTEIR THERAPEUTICS, INC. CERTIFICATE OF DISSOLUTION

List of Officers and Directors:

Name	Title	Business Address
Markus Renschler, MD	President and Chief Executive Officer	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180
David Gaiero	Chief Financial Officer and Treasurer	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180
Jean George	Director	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180
Stephen Sands	Director	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180
John Thero	Director	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180
Joseph Zakrzewski	Director (Chairman)	c/o Cyteir Therapeutics, Inc. P.O. Box 80084 Stoneham, Massachusetts 02180